                     SUMMARY INSTRUCTION SHEET FOR PURCHASER

                   (to be read in conjunction with the entire
                        Purchase Agreement which follows)

A.       Complete the following items on BOTH copies of the Purchase Agreement:
         1.       Signature Page:
                  (i)      Name of Purchaser
                  (ii) Signature, Name and Title of Individual representing Purchaser

         2.       Appendix I - Stock Certificate Questionnaire:
                  Provide the information requested by the Stock Certificate Questionnaire.
                  Appendix I - Registration Statement Questionnaire:
                  Provide the information requested by the Registration Statement Questionnaire.

         3. Return BOTH copies of a properly completed and signed Purchase Agreement including the properly completed Appendix I to:

                                       Rare Medium Group, Inc.
                                    565 Fifth Avenue, 29th Floor
                                         New York, NY  10017
                               Attention: Robert Lewis, Vice President
                                         and General Counsel
                                      Facsimile: (212) 856-9122

B. Instructions regarding the transfer of funds for the purchase of Shares (as defined in the attached Purchase Agreement) will be sent by facsimile to the Purchaser.

C. Upon the resale of the Shares by the Purchaser after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

                  (i) must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser's request); and

                  (ii) must send a letter in the form of Appendix II to the Company so that the Shares may be properly transferred.

                               PURCHASE AGREEMENT

                  THIS AGREEMENT (the "Agreement") is made as of the 14th day of January, 2000 by and among Rare Medium Group, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with its principal offices at 565 Fifth Avenue, 29th Floor, New York, New York 10017, and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

                  IN CONSIDERATION of the mutual covenants contained in the Agreement, the Company and the Purchaser agree as follows:

SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the number of shares (the "Shares") of the common stock, par value $0.01 per share (the "Common Stock"), of the Company set forth on the signature page hereof.

SECTION 2. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), the Company will, subject to the terms of this Agreement, sell the Shares to the Purchaser, and the Purchaser will buy the Shares from the Company, upon the terms and conditions hereinafter set forth, at the purchase price set forth on the signature page hereof.

                  The Purchaser acknowledges that the Company may issue and sell additional shares of capital stock from time to time in private placements and/or public offerings.

SECTION 3. Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur at a place and time (the "Closing Date") to be determined by the Company and the Placement Agent (as defined below), which date shall not be less than three nor more than ten business days after the date hereof. The term "Placement Agent" means Credit Suisse First Boston Corporation. The Purchaser will be notified by facsimile transmission or otherwise of the Closing Date.

                  At the Closing, the Company shall issue to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the Shares. The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix
I. The Company's obligation to complete the purchase and sale of the Shares being purchased hereunder and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder; and (b) the accuracy of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Closing. The Purchaser's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing.

SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

         4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined herein) on the Company.

         4.2 Authorized Capital Stock. The authorized capital stock of the Company consists of (i) 10,000,000 shares of Preferred Stock, $0.01 par value (the "Preferred Stock"), 2,000,000 of which shares have been designated Series A Convertible Preferred Stock (the "Series A Preferred Stock") and (ii) 200,000,000 shares of Common Stock. The capitalization of the Company is as set forth in the Information Documents (as defined below), except that (a) as of the date hereof, the Company has issued and outstanding options to purchase not more than an aggregate of 14,000,000 shares of Common Stock with a weighted average exercise price of not less than $8.33 per share, of which options to purchase an aggregate of not more than 2,200,000 shares of Common Stock have vested and of which options to purchase an aggregate of not more than 11,800,000 shares of Common Stock will vest from time to time through January 29, 2004; (b) since September 30, 1999 through the date hereof, the Company has issued not more then 1,000,000 shares of Common Stock in connection with acquisitions and the conversion of certain debt securities of the Company into shares of Common Stock; and (c) since September 30, 1999 and through December 15, 1999, the Company has issued 1,580,518 shares of Common Stock upon exercise of options. Since September 30, 1999 through the date hereof, the Company has not issued any additional shares of Series A Preferred Stock or any additional Series 1 Warrants to purchase shares of Common Stock. However, as of December 31, 1999 there will be issuable 16,708 shares of Series A Preferred Stock and Series 1 Warrants to purchase 16,708.38 shares of Common Stock in connection with the pay-in-kind dividend feature of the Series A Preferred Stock. The issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.

         4.3 Issuance, Sale and Delivery of the Shares. The Shares being purchased hereunder have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. No preemptive rights or other rights of any stockholder of the Company to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement,except those that have been validly waived. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein. The Company's issuance of the Shares shall be in compliance with all applicable federal, state securities or blue sky laws.

         4.4 Due Execution, Delivery and Performance of the Agreements. The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not violate any provision of the organizational documents of the Company. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected and in each case which individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, business, or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), or, to the Company's knowledge, any statute or any authorization, judgement, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its respec tive properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the blue sky laws and federal securities laws applicable to the offering of the Shares. Upon its execution and delivery, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be limited by applicable law.

         4.5 Accountants. KPMG LLP, who have expressed their opinion with respect to the Company's financial statements as of and for the year ended December 31, 1998, to the best of the Company's knowledge, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the "1933 Act Rules and Regulations").

         4.6 No Defaults. Except as to defaults, violations and breaches which individually or in the aggregate would not have a Material Adverse Effect, the Company is not in violation of or default under any provision of its certificate of incorporation or bylaws, or other organizational documents, or in breach of or default with respect to any provision of any agreement, judgement, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which, with notice or lapse of time or both, would constitute an event of default as defined in such documents on the part of the Company, except such defaults which individually or in the aggregate would not have a Material Adverse Effect.

         4.7 No Actions. There are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be subject, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect; and no labor disturbance by the employees of the Company exists, or, to the Company's knowledge, is imminent which would reasonably be expected to have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any material injunction, judgement, decree or order of any court, regulatory body, administrative agency or other governmental body.

         4.8 Properties. The Company has, as of the applicable dates referred to therein, good and marketable title to all the properties and assets reflected as owned by it in the financial statements included in the Information Documents, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except
(i) those, if any, reflected in such financial statements, or (ii) those which are not material in amount and do not adversely affect the use made and promised to be made of such property by the Company. The Company and its subsidiaries hold their leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to their respective businesses. The Company and its subsidiaries own or lease all such properties as are necessary to their operations as now conducted.

         4.9 No Material Change. Since September 30, 1999 (i) the Company has not incurred any material liabilities or obligations, indirect or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock, other than dividends in respect of the Series A Preferred Stock, and the Company is not in default in the payment of principal or interest on any outstanding debt obligations, if any; (iv) there has not been any material change in the capital stock of the Company other than the sale of the Shares hereunder, the issuance of shares of capital stock in connection with acquisitions and shares or options issued pursuant to the Company's 1998 Long-Term Incentive Plan and any options outstanding as of the date hereof, or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been a material adverse change in the condition (financial or otherwise), properties, business or results of operations of the Company.

         4.10 Intellectual Property. The Company believes it has the necessary trademark, trade name rights, patent rights, licenses and trade secret rights to conduct its business as it is now being conducted; and the Company has no knowledge of any material infringement by it of the trademark, trade name rights, patent rights or trade secret rights of others, or of any claim made against the Company regarding trademark, trade name, patent or trade secret infringement that would reasonably be expected to have a Material Adverse Effect. The foregoing is subject to and must be considered in view of the numerous uncertainties and complexities inherent in seeking intellectual property protection of sufficient scope to protect the Company's technologies, in defending intellectual property rights that may be obtained, and in avoiding or being able to license or defend against intellectual property rights that may belong to or may be acquired by others.

         4.11 Compliance. The Company has not been advised, or has no reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not have a Material Adverse Effect.

         4.12 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

         4.13 Investment Company. The Company is not regulated or required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         4.14 Integration, etc. The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act. Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) which is or could be integrated with the sale of the Shares in a manner that would require the registration under the Securities Act of the Shares or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

         4.15 Insurance. The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

         4.16 Reporting Company; Listed Securities. The Company has filed all reports required to be filed by Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the preceding twelve (12) months and has been subject to such filing requirements for the past twelve (12) months. The Common Stock is quoted on the Nasdaq National Market System ("Nasdaq"). To the Company's knowledge, there is no stop order suspending the trading of the

Common Stock on Nasdaq or any information which would result in the Common Stock from being delisted from Nasdaq.

         4.17 Additional Information. The Company represents and warrants that the information contained in the following documents complied in all material respects with the rules and regulations promulgated pursuant to the Exchange Act and were true and correct in all material respects as of their respective filing dates with the Securities and Exchange Commission (the "SEC"):

                  (a) the Company's amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998;

                  (b) the Company's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1999;

                  (c) the Company's Proxy Statement for the 1999 Annual Meeting of Stockholders; and

                  (d) all other documents, if any, filed by the Company with the SEC since December 31, 1998 pursuant to the reporting requirements of the Exchange Act.

                  The documents referred to in clause (a) through (d) above are herein after collectively referred to as the "Information Documents."

         4.20 Legal Opinion. At or prior to the Closing, Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, will deliver a legal opinion to the Placement Agent to the effect that the issuance and sale of the Shares being purchased hereunder have been duly authorized for issuance by the Company and, when delivered to and paid for by the Purchaser in accordance with this Agreement, will be validly issued, fully paid and nonassessable. Such opinion shall also state that of the Purchaser may rely thereon as though it were addressed directly to the Purchaser.

         4.21 Certificate. At the Closing, the Company will deliver to Purchaser a certificate executed by the Chairman of the Board or President and the chief financial officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, to the effect that the representations and warranties of the Company set forth in this Section 4 are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.

SECTION 5.        Representations, Warranties and Covenants of the Purchaser.

                  (a) The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and understood all information it deems relevant in making an informed decision to purchase the Shares, including, without limitation, the information contained in the Information Documents;
(ii) it acknowledges that the offering of the Shares pursuant to this Agreement has not been reviewed by the SEC or any state regulatory authority; (iii) the Purchaser is acquiring the number of Shares set forth in the signature page hereto, for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iv) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, the 1933 Act Rules and Regulations and any applicable state securities or blue sky laws; (v) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, both attached hereto as Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (vi) the Purchaser has, in connection with its decision to purchase the number of Shares set forth on the signature page hereof, not relied upon any representations or other information (whether oral or written) other than as set forth in the Information Documents and the representations and warranties of the Company contained herein; (vii) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them and such questions have been answered to the full satisfaction of the Purchaser; and
(viii) the Purchaser is both (x) an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and (y) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

                  (b) The Purchaser hereby covenants with the Company not to make any sale of the Shares without satisfying the prospectus delivery requirements under the Securities Act, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate officer's certificate: (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement, the

Securities Act and the 1933 Act Rules and Regulations and any applicable state securities or blue sky laws and (B) the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act or until the facts giving rise to the need to suspend such use no longer exist. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said prospectus. The Purchaser further covenants to notify the Company promptly of the sale of all of the Shares purchased by it hereunder.

                  (c) The Purchaser further represents and warrants to, and cove nants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contem plated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (iii) the execution, delivery and performance of this Agreement by Purchaser and the consummation by the Purchaser of the transactions contemplated by this Agreement will not violate any provision of the organizational documents of Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judge ment, decree, order, rule or regulation of any court or any regulatory body, adminis trative agency or other governmental body applicable to the Purchaser, (iv) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, and (v) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 7.3 hereof may be limited by applicable law and (vi) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

                  (d) The Purchaser recognizes that an investment in the Shares is speculative and involves a high degree of risk, including a risk of total loss of the Purchaser's investment, and the Purchaser has full cognizance of and understands all of the risks related to the Purchaser's purchase of the Shares.

                  (e) All of the information provided to the Company or its agents or representatives concerning the Purchaser's suitability to invest in the Company and the representations and warranties contained herein, are complete, true and correct as of the date hereof. The Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws.

                  (f) The address set forth in the signature page hereto is the Purchaser's true and correct domicile and the Purchaser has no present intention of becoming a domiciliary of any other state or jurisdiction.

                  (g) The Purchaser covenants to provide the Company an updated, accurate and complete plan of distribution at all times during which the Company is required to keep the Registration Statement in effect.

                  (h) The Purchaser understands and agrees that each certificate or other document evidencing any of the Shares shall be endorsed with the legend in substantially the form set forth below as well as any other legends required by applicable law and the Purchaser covenants that the Purchaser shall not transfer the Shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate and understands that the Company shall refuse to register any transfer of the Shares not complying with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO

PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

SECTION 6. Survival of Representatives, Warranties and Agreements. Notwith standing any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive for a period of one (1) year following the delivery to the Purchaser of the Shares being purchased and the payment therefor.

SECTION 7.       Registration of the Shares: Compliance with the Securities Act.

         7.1 Registration Procedures and Expenses. Except for such times as the Company may be required to suspend the use of a prospectus forming a part of the Registration Statement, as further described in Section 5(b) hereof, the Company shall use diligent efforts to:

                  (a) as soon as practicable, but in no event later than 30 days following the date hereof, to prepare and file with the SEC the Registration State ment on Form S-3 relating to the resale pursuant to Rule 415 under the Securities Act of the Shares by the Purchaser from time to time through the automated quotation system of Nasdaq or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions;

                  (b) subject to receipt of necessary information from the Purchaser, to cause the Registration Statement to be declared effective by the SEC within 90 days after the Registration Statement is filed with the SEC;

                  (c) prepare and file with the SEC such amendments and supple ments to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Purchaser may sell all the Shares then held by the Purchaser within a three-month period in accordance with Rule 144 under the Securities Act ("Rule 144") or any other rule of similar effect, or (iii) such time as all the Shares purchased by the Purchaser have been sold pursuant to a registration statement;

                  (d) so long as the Registration Statement is effective covering the resale of the Shares owned by the Purchaser, furnish to the Purchaser with respect to the Shares registered under the Registration Statement such reasonable number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser; provided, however, that the obligation of the Company to deliver copies of prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses;

                  (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not so qualified or has not so consented;

                  (f) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any; and

                  (g) with a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell the Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Purchaser's Shares may be resold within a given three-month period pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Purchaser's Shares shall have been resold and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act.

         7.2 Transfer of Shares After Registration. The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities or blue sky laws, except as contemplated in the Registration Statement referred to in Section 7.1 and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

         7.3      Indemnification.  For the purpose of this Section 7.3:

                           (i)      the term "Purchaser" shall include the
Purchaser and any affiliate of such Purchaser; and

                           (ii)     the term "Registration Statement" shall
include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1.

                  (a) The Company agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which the Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the 1933 Act Rules and Regulations, or the prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the 1933 Act Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or (in the case of the Registration Statement or any amendment thereof) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (in the case of the Prospectus and any amendment thereof or supplement thereto) arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Purchaser and each such controlling person for any legal and other expenses reason ably incurred as such expenses are reasonably incurred by the Purchaser or such controlling person in connection with investigating, defending, settling, compromis ing or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the

Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Com pany by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of the Purchaser to comply with the covenants and agreements contained in Sections 5(b) or 7.2 hereof respecting sale of the Shares, or (iii) the inaccuracy of any representations made by the Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

                  (b) The Purchaser will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by the Purchaser to comply with the covenants and agreements contained in Sections 5(b) or 7.2 hereof respecting the sale of the Shares or (ii) the inaccuracy of any representation made by the Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or (in the case of the Registration Statement or any amendment thereof) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (in the case of the Prospectus and any amendment thereof or supplement thereto) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

                  (c) Promptly after receipt by an indemnified party under this
Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

                  (d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs
(a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the placement of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the amount paid by the Purchaser to the Company pursuant to this Agreement for the Shares purchased by the Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount the Purchaser paid for the Shares that were sold pursuant to the Registration State ment and the amount received by the Purchaser from such sale. The relative fault of the Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, the Purchaser shall not be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 8. Broker's Fee. Except as otherwise agreed to between the Purchaser and the Placement Agent, the Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Shares to the Purchaser. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation from the other party in connection with the sale of Shares to the Purchaser.

SECTION 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

                  (a)   if to the Company, to:
                        Rare Medium Group, Inc.
                        65 Fifth Avenue, 29th Floor
                        New York, NY 10017
                        ATTN.:  Robert Lewis, Vice President and General Counsel

                        with a copy to:

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        919 Third Avenue
                        New York, NY  10022
                        ATTN.:  Gregory A. Fernicola, Esq.

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

                  (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing, signed by the Company and the Purchaser.

SECTION 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof.

SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

SECTION 15. Entire Agreement. This Agreement (including the attachments hereto) contains the entire agreement of the parties with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior oral or written agreements and understandings between them related to such subject matter, and neither party hereto shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any representations, indemnities, covenants or agreements except as specifically set forth herein.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives shown below:

                   NAME OF PURCHASER:

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:



                                            Address:   _________________________
                                            Telephone: _________________________
                                            Fax: _______________________________

                                            Date: ______________________________


                                     Price Per
Number of Shares                     Share In                  Aggregate
to Be Purchased                      Dollars                   Price
--------------------                 -------------------       -----------------










Accepted and Agreed to by:
                                            RARE MEDIUM GROUP, INC.
                                            By:
                                                   -----------------------------
                                            Name
                                                   -----------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                   -----------------------------

                                                                      Appendix I
                                                                    (one of two)


                             RARE MEDIUM GROUP, INC.

                         STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1. The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

         ___________________________________

2. The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:

         ___________________________________


3. The mailing address of the Registered Holder listed in response to item 1 above:


         ___________________________________
         ___________________________________
         ___________________________________



4. The Social Security Number or Tax Identification Number of the Registered Holder listed in response to item 1 above:

         ___________________________________

                                                                      Appendix I
                                                                    (two of two)


                             RARE MEDIUM GROUP, INC.

                      REGISTRATION STATEMENT QUESTIONNAIRE

                  In connection with the preparation of the Registration Statement, please provide us with the following information:

                  1. Pursuant to the "Selling Shareholder" section of the Registration Statement, please state your or your organization's address and name exactly as it should appear in the Registration Statement:

                       ___________________________________

                       ___________________________________

                       ___________________________________






                  2. Please provide the number of shares of Common Stock that you or your organization will own immediately after Closing, including those Shares purchased by you or your organization pursuant to this Purchase Agreement and those shares of Common Stock purchased by you or your organization through other transactions:

                  3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

                         Yes                       No

                  If yes, please indicate the nature of any such relationships below:


                       ___________________________________

                       ___________________________________

                       ___________________________________



                  4. Does the plan of distribution in the draft form of Registration Statement provided to you reflect your current plan of distribution?

                         Yes                       No

                  If no, please attach a copy of your current plan of distribution.

                                                                     Appendix II

Attention:

                             PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE

      The undersigned (an officer of, or other person duly authorized by),

________________________________________________________________________________

              [fill in official name of individual or institution]


hereby certifies that he/she [said institution] is the Purchaser of the shares
evidenced by the attached certificate, and as such, sold such shares on       in
accordance with Registration Statement number _____________, dated _________ , and the requirement of delivering a current prospectus by the Company has been complied with in connection with such sale.

                   NAME OF PURCHASER:

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:



                                            Address:
                                                       -------------------------
                                            Telephone:
                                                       -------------------------
                                            Fax:
                                                       -------------------------

                                            Date:
                                                       -------------------------